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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2001

DIGIMARC CORPORATION
(Exact Name of Registrant as Specified in Its Charter)]

DELAWARE
(State or Other Jurisdiction of Incorporation)

000-28317 (Commission File Number)	94-3342784 (IRS Employer Identification No.)
19801 S.W. 72ND AVENUE, SUITE 100 TUALATIN, OREGON (Address of Principal Executive Offices)	97062 (Zip Code)

(503) 885-9699
(Registrant's Telephone Number, Including Area Code)

        This Current Report on Form 8-K/A amends our Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on January 3, 2002 in which we described the consummation, on December 21, 2001, of our purchase of certain assets used primarily in the United States government identification systems business and foreign government digital identification systems business of Polaroid Corporation, Polaroid ID Systems, Inc. and certain other affiliated entities of Polaroid Corporation.

        This filing is made for the purpose of filing with the SEC financial information (described below) pursuant to the requirements of Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)
Financial statements of business acquired.

  Audited Combined Balance Sheets of Large Government Program Identification Business (a division of Polaroid Corporation) as of September 30, 2001 and December 31, 2000 and related Audited Combined Statements of Operations, Divisional Equity, and Cash Flows for the nine months ended September 30, 2001 and each of the years in the two-year period ended December 31, 2000. The required information is included on pages F-1 to F-13 of this Current Report on Form 8-K/A.

(b)
Pro forma financial information.

  Pro forma Combined Condensed Balance Sheet as of September 30, 2001 and pro forma Combined Condensed Statements of Operations for the nine months ended September 30, 2001 and the year ended December 31, 2000. The required information is included on pages F-14 to F-19 of this Current Report on Form 8-K/A.

(c)
Exhibits.

Exhibit No.	Description
23.1	Consent of KPMG LLP.

Independent Auditors' Report

The Board of Directors
Digimarc ID Systems, LLC:

        We have audited the accompanying combined balance sheets of Large Government Program Identification Business (a division of Polaroid Corporation) (LGP) as of September 30, 2001 and December 31, 2000, and the related combined statements of operations, divisional equity, and cash flows for the nine months ended September 30, 2001 and each of the years in the two-year period ended December 31, 2000. These combined financial statements are the responsibility of LGP's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Large Government Program Identification Business (a division of Polaroid Corporation) as of September 30, 2001 and December 31, 2000 and the results of its operations and cash flows for the nine months ended September 30, 2001 and each of the years in the two-year period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Boston, Massachusetts
February 1, 2002

LARGE GOVERNMENT PROGRAM IDENTIFICATION BUSINESS
(a division of Polaroid Corporation)
Combined Balance Sheets
(See Note 1 to the Combined Financial Statements)
(In Thousands)

	September 30, 2001	December 31, 2000
Assets
Current assets:
Trade accounts receivable, net of allowance for doubtful accounts of $262 in 2001 and $0 in 2000 (note 9)	$9,902	$12,721
Unbilled trade receivables (note 9)	4,431	4,863
Inventories, net (note 3)	7,499	9,368
Prepaid income taxes	—	608
Other current assets	141	79

Total current assets	21,973	27,639
Furniture and equipment, net (notes 4 and 5)	56,442	57,607
Goodwill, net of accumulated amortization of $1,412 in 2001 and $1,101 in 2000	4,874	5,185
Other long-term assets	90	90

	$83,379	$90,521

Liabilities and Divisional Equity
Current liabilities:
Trade accounts payable	$4,699	$5,986
Current installments of obligations under capital leases (note 8)	683	756
Deferred revenue	79	96
Accrued expenses	2,185	3,276

Total current liabilities	7,646	10,114
Obligations under capital leases, excluding current installments (note 8)	61	552

Total liabilities	7,707	10,666

Divisional equity	75,672	79,855

Commitments and contingencies (note 10)
	$83,379	$90,521

See accompanying notes to combined financial statements.

LARGE GOVERNMENT PROGRAM IDENTIFICATION BUSINESS
(a division of Polaroid Corporation)
Combined Statements of Operations
(See Note 1 to the Combined Financial Statements)
(In Thousands)

		Years Ended December 31,
	Nine Months Ended September 30, 2001
		2000	1999
Net sales	$54,146	$70,555	$69,998
Cost of goods sold	43,455	51,617	47,277
Impairment charges (note 5)	5,250	1,000	500

Gross profit	5,441	17,938	22,221

Selling, general and administrative expenses	15,849	16,522	16,508
Research and development	2,581	3,058	1,333

Net (loss) income before income taxes	(12,989)	(1,642)	4,380

Income tax (benefit) expense	608	(608)	1,621

Net (loss) income	$(13,597)	$(1,034)	$2,759

See accompanying notes to combined financial statements.

LARGE GOVERNMENT PROGRAM IDENTIFICATION BUSINESS
(a division of Polaroid Corporation)
Combined Statement of Divisional Equity
(See Note 1 to the Combined Financial Statements)
Nine months ended September 30, 2001 and years ended December 31, 2000 and 1999
(In Thousands)

Total Divisional Equity
Balances at December 31, 1998	$53,429
Net income	2,759
Net transfers from Polaroid Corporation	9,695

Balances at December 31, 1999	65,883
Net loss	(1,034)
Net transfers from Polaroid Corporation	15,006

Balances at December 31, 2000	79,855
Net loss	(13,597)
Net transfers from Polaroid Corporation	9,414

Balances at September 30, 2001	$75,672

See accompanying notes to combined financial statements.

LARGE GOVERNMENT PROGRAM IDENTIFICATION BUSINESS
(a division of Polaroid Corporation)
Combined Statements of Cash Flows
(See Note 1 to the Combined Financial Statements)
(In Thousands)

		Years Ended December 31,
	Nine Months Ended September 30, 2001
		2000	1999
Cash flows from operating activities:
Net (loss) income	$(13,597)	$(1,034)	$2,759
Depreciation and amortization expense	12,966	13,904	11,939
Impairment reserve	5,140	610	500
(Increase) decrease in accounts receivable	3,251	(3,751)	3,492
(Increase) decrease in inventory	1,869	(114)	1,494
(Increase) decrease in other current assets	546	(375)	(79)
Increase (decrease) in accounts payable and accruals	(2,378)	1,993	(3,255)
Increase (decrease) in other current liabilities	(94)	(1,783)	1,074

Net cash provided by operating activities	7,703	9,450	17,924

Cash flows from investing activities:
Capital expenditures	(16,627)	(23,700)	(26,759)

Net cash used in investing activities	(16,627)	(23,700)	(26,759)

Cash flows from financing activities:
Principal payments under capital lease obligations	(490)	(756)	(860)
Net transfers from Polaroid Corporation (note 7)	9,414	15,006	9,695

Net cash provided by financing activities	8,924	14,250	8,835

Net increase (decrease) in cash and cash equivalents (note 2)	—	—	—
Cash and cash equivalents, beginning of year	—	—	—

Cash and cash equivalents, end of year	$—	$—	$—

See accompanying notes to combined financial statements.

LARGE GOVERNMENT PROGRAM IDENTIFICATION BUSINESS
(a division of Polaroid Corporation)
Notes to Combined Financial Statements
September 30, 2001 and December 31, 2000 and 1999

(1)  Background and Description of Business

        The Large Government Program Identification Business (LGP), a division of Polaroid Corporation, provides secure identification card systems to government agencies for large programs, which include driver's licenses, voter identification cards and other similar programs. In the United States, LGP offers both film and digital ID systems. LGP provides the ID production equipment, film, laminates, software and other materials used in the production of ID cards and bills customers on a per-card basis over the contract term. International programs are structured either as above or as equipment sales, consumables sales and maintenance agreements. LGP's operations are headquartered in Bedford, Massachusetts, with a second facility located in Ft. Wayne, Indiana. LGP also has central card issue facilities located in California, Minnesota, Washington, and Texas which support central issuance programs to certain states.

        On October 12, 2001, Polaroid Corporation and certain subsidiaries including Polaroid ID Systems, Inc. filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code. As part of the bankruptcy reorganization of Polaroid Corporation and certain of its subsidiaries, on December 21, 2001, Digimarc Corporation consummated, through its wholly-owned subsidiary, Digimarc ID Systems, LLC and certain of its wholly-owned subsidiaries (which subsidiaries were established solely for the Acquisition (as defined below)), the purchase of certain assets used primarily in the United States government identification systems business and foreign government digital identification systems business of Polaroid Corporation, Polaroid ID Systems, Inc. and certain other affiliated entities of Polaroid Corporation (the Acquisition). As part of the Acquisition, certain liabilities of Polaroid Corporation, Polaroid ID Systems, Inc. and certain other affiliated entities of Polaroid Corporation were also assumed. Among the assets acquired were all personal property, equipment, trade fixtures, supplies and other tangible property, customer contracts and intellectual property owned by or licensed to Polaroid Corporation, Polaroid ID Systems, Inc. and certain affiliates of Polaroid Corporation and used primarily in the businesses that were acquired. Also acquired were all of the inventories used in connection with the businesses, including all raw materials, components, work in process and unfinished and finished goods inventories.

        In consideration of the assets acquired, Digimarc Corporation paid to Polaroid Corporation $56.5 million in cash as well as provided interim business funding of $1.65 million. Digimarc Corporation also agreed to pay all prepetition cure amounts, or to reach some other consensual arrangement with particular non-debtor parties, to cure defaults under designated contracts assumed and assigned by Polaroid Corporation, Polaroid ID Systems, Inc. and certain affiliates of Polaroid Corporation.

        These combined financial statements and notes thereon represent the financial position and activity of LGP only.

(2)  Basis of Presentation and Principles of Consolidation

        The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All interdivisional balances and transactions have been eliminated in the preparation of the combined financial statements. The combined financial statements have been prepared using Polaroid Corporation's historical basis in the assets and liabilities and the historical results of operations of LGP. Changes in LGP's equity represent Polaroid Corporation's net investment in LGP and LGP's results of operations.

        LGP operates as part of the Polaroid Corporation consolidated group, and therefore certain assumptions have been made in preparing these combined financial statements on a stand-alone basis. Significant assumptions and adjustments include the allocation of certain centralized corporate costs from Polaroid Corporation which are not routinely allocated to the divisional level including corporate administration, legal, human resources, logistics and information technology. Furthermore, certain costs, including fringe benefit costs, have been adjusted based on management's best estimate of the portion relating to LGP. The assumptions and estimates inherent in the combined financial statements are based on such factors as headcount, square footage, specific identification or otherwise proportional allocations. Revenues and costs that relate to the Polaroid Commercial ID business, which was not part of the Acquisition, have been excluded from the combined financial statements using similar assumptions. Accounts payable and accrued liabilities relating to LGP's international programs have been excluded. All cash balances have also been excluded. However, the combined financial statements do not necessarily indicate the financial position or results of operations that would have occurred if LGP were a stand-alone entity on the dates indicated. See note 7 regarding transactions with related parties.

  (a)
  Revenue Recognition

          LGP recognizes revenue related to long-term contracts over the life of the contract on a fee per-card basis. For equipment and consumable sales, LGP recognizes revenue when the products have been shipped and ownership transferred. At the time of revenue recognition, the sales price to the customer has been fixed or is determinable, and collectibility of the sales price is reasonably assured. Cash received in advance is deferred until earned. Revenue earned in excess of billings is classified as unbilled trade accounts receivable in the combined balance sheets. Billing for long-term contracts generally occurs within one to three months following card shipment.

  (b)
  Inventories

          Inventories are valued on a first-in, first-out (FIFO) basis at the lower of cost or market value.

  (c)
  Long-Lived Assets

          LGP accounts for long-lived assets in accordance with the provisions of FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets based on estimated discounted cash flows. Cash flows related to specified contract extension option periods are included in the impairment measurement if management considers the option exercise to be probable.

  (d)
  Pre-production Costs

          LGP defers pre-production costs consisting of contract costs incurred prior to "production" or card shipment. Pre-production costs are classified within the construction-in-progress portion of furniture and equipment in the combined balance sheets and are amortized over the life of the contract once card shipment commences. Costs not allocable to contracts are expensed as incurred. Management reviews these assets for impairment whenever events or changes in circumstances indicate that the asset may not be recoverable.

  (e)
  Furniture and Equipment

          Furniture and equipment are stated at cost less accumulated depreciation. Equipment used in the production of identification cards is depreciated over the contractual life of the related contract. Capitalized contract costs include materials, direct labor and indirect costs identifiable with or allocable to the contracts and incurred prior to card shipment. The terms of contracts typically range from three to six years.

          The estimated useful lives of non-program furniture and equipment range from three to ten years.

  (f)
  Intangible Assets

          Goodwill relates to the 1998 acquisition by LGP of NBS Imaging Systems Inc., and is being amortized on the straight-line method, over a period of 15 years. LGP assesses the recoverability of goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. If the goodwill amortization cannot be fully recovered, the amount of possible goodwill impairment is analyzed based on projected discounted future operating cash flows.

          Patent costs are expensed as incurred.

  (g)
  Research and Development

          Research and development costs are expensed as incurred. Research and development costs incurred by Polaroid Corporation relating to biometrics and smart cards have been excluded from the accompanying combined financial statements, since in the opinion of management, these costs are not directly related to LGP.

  (h)
  Income Taxes

          LGP does not file separate tax returns for income tax purposes, except for Indiana state income tax. The accompanying combined financial statements reflect an estimated tax provision based on Polaroid Corporation's marginal tax rate of 35% for federal income tax purposes and 2% for state income tax purposes. Management does not believe that it is more likely than not that any tax benefits as of September 30, 2001 will be recoverable. Accordingly, LGP has established a full valuation allowance on the prepaid income tax balance that existed at December 31, 2000.

  (i)
  Divisional Equity

          Divisional equity consists of investments in and advances to LGP by Polaroid Corporation and LGP's results of operations.

  (j)
  Use of Estimates

          The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires that management make estimates and assumptions that affect the reported amounts. Actual results may differ from those estimates. Management believes that estimates requiring significant judgments exist in measuring potential impairment of long lived assets and/or losses under existing contracts and in estimating the balances of inventory held on consignment at various state locations.

(3)  Inventories

        Inventories consist of the following:

	September 30, 2001	December 31, 2000
	(In Thousands)
Raw materials, WIP and supplies	$2,550	1,939
Finished goods	4,949	7,429

Inventory, net	$7,499	9,368

        Inventory includes approximately $4.5 million and $4.9 million of inventory held on consignment at various state locations at September 30, 2001 and December 31, 2000, respectively. Reserves have been established based on management's estimate of consignment inventory shrinkage at the various state locations.

(4)  Furniture and Equipment

        Furniture and equipment consist of the following:

	September 30, 2001	December 31, 2000
	(In Thousands)
ID program equipment	$99,569	84,217
Construction in progress	12,189	19,980
Non-program furniture and equipment	12,205	8,207
Leasehold improvements	1,425	1,494

Less accumulated depreciation and amortization	(68,946)	(56,291)

Furniture and equipment, net	$56,442	57,607

(5)  Impairment of Long-Lived Assets

        LGP's management performs on-going program reviews and, based on quantitative and qualitative measures, assesses the need to record impairment losses on long-lived assets used in operations when impairment indicators are present. Where impairment indicators were identified, management determined the amount of the impairment charge by comparing the carrying value of ID program equipment to its fair value. Management determines fair value based on a combination of the discounted cash flow methodology, which is based upon converting expected future cash flows to present value, and the probability of contract extensions based on contractual extension options.

        As a result, during management's review of the value and periods of depreciation and amortization, it was determined that the carrying value of certain ID program equipment assets were not fully recoverable. Accordingly, LGP recorded impairment charges of approximately $5,250,000, $1,000,000 and $500,000 for the nine months ended September 30, 2001 and the years ended December 31, 2000 and 1999, respectively.

        The impairment factors evaluated by management may change in subsequent periods, due to the complexities associated with budgeting ID programs. This factor could result in additional material impairment charges in future periods.

(6)  Pension and Other Postretirement Benefits

        LGP's employees participate in Polaroid Corporation's pension and other postretirement benefit programs. LGP also maintains a 401(k) retirement savings plan for its full-time employees assigned to the Ft. Wayne, Indiana operation. Each participant in the plan may elect to contribute up to 15% of his or her annual salary to the plan, subject to statutory limitations. LGP will match $.50 on the dollar up to 5% of the employee's contribution. LGP's match expense for the nine months ended September 30, 2001 and the years ended December 31, 2000 and 1999 was approximately $54,000, $69,000 and $58,000, respectively.

(7)  Intercompany Transactions

        LGP purchased film products from Polaroid Corporation during the nine months ended September 30, 2001 totaling approximately $4.7 million and approximately $6.6 million for each of the years in the two-year period ended December 31, 2000. Substantially all other purchases are made through Polaroid Corporation supply channels.

        In the ordinary course of business, Polaroid Corporation provides services to LGP. For identifiable costs which are not ordinarily cross charged to LGP, estimates have been made and included in the accompanying combined financial statements. Management believes that the allocation methods used are reasonable in estimating the actual expenses.

        Additional cost allocations from Polaroid Corporation to LGP were approximately as follows:

	Nine Months Ended September 30, 2001	Year Ended December 31, 2000	Year Ended December 31, 1999
	(In Thousands)
Logistics	$650	850	850
IT costs	600	800	800
Corporate finance, tax and audit	450	600	600
Legal and patent	200	250	250
Corporate administration	200	300	300
Other	150	200	200

Total	$2,250	3,000	3,000

        The cost structure of Polaroid Corporation is substantially different from that of LGP on a stand-alone basis. Therefore, allocations from Polaroid Corporation included in the accompanying combined financial statements could differ from costs incurred that would have been incurred had LGP been operating on a stand-alone basis.

(8)  Leases

        LGP is obligated under capital leases covering certain equipment. The leases expire at various dates during the next three years. At September 30, 2001 and December 31, 2000, the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows:

	September 30, 2001	December 31, 2000
	(In Thousands)
Equipment	$3,855	3,855
Less accumulated amortization	3,318	2,740

Net	$537	1,115

        Amortization of assets held under capital leases is included in depreciation and amortization expense in the accompanying combined statements of operations. Future minimum capital lease payments (with initial or remaining lease terms in excess of one year) subsequent to September 30, 2001 are approximately: $213,000 to December 31, 2001; $564,000 in 2002; and $16,000 in 2003.

(In Thousands)
Total minimum lease payments	$793
Less amount representing interest (at rates ranging from 7.0% to 10.5%)	(49)

Present value of net minimum capital lease payments	744
Less current installments of obligations under capital leases	(683)

Obligations under capital leases, excluding current installments	$61

        Minimum rental commitments under noncancelable operating leases, primarily for office facilities and vehicles (with initial or remaining lease terms in excess of one year) subsequent to September 30, 2001 are approximately as follows: $193,000 to December 31, 2001; $462,000 in 2002; $383,000 in 2003; $329,000 in 2004; $54,000 in 2005; and $8,000 in 2006.

(9)  Business and Credit Concentrations

        LGP's customers consist primarily of domestic and foreign government agencies. Management establishes allowances for doubtful accounts based on management's evaluation of the creditworthiness of the customers as well as general economic conditions. An adverse change in those factors could affect management's estimate of its bad debts.

        The following is a summary of net sales by geographical region:

	Nine Months Ended September 30, 2001	Year Ended December 31, 2000	Year Ended December 31, 1999
	(In Thousands)
North America	$41,045	49,213	49,949
South and Central America	8,902	14,316	11,265
Europe	3,135	3,967	7,720
Asia Pacific	1,064	3,059	1,064

Total net sales	$54,146	70,555	69,998

        For the nine months ended September 30, 2001 and the years ended December 31, 2000 and 1999, approximately 10%, 16% and 15% of total net sales, respectively, relates to LGP's contract with the Institute Federal Electoral (IFE) based in Mexico. This contract expired in 2001 and has not been renewed. LGP had outstanding accounts receivable from IFE totaling approximately $300,000 at September 30, 2001.

(10) Commitments and Contingencies

        LGP in its normal course of business from time to time experiences delays in system implementation, timely acceptance for programs, concerns regarding program performance, and other contractual disputes. Management does not believe that there will be any material effect to the results of operations for costs related to these contingencies.

        LGP entered into an agreement with the State of Minnesota Department of Public Safety, Driver and Vehicle Services Division (MDPS) to develop and implement a digital license system. The system was implemented without certain software functionality upon mutual verbal agreement between LGP and MDPS. At a later date, MDPS threatened to invoke liquidated damages against LGP due to the missing software functionality. Also, MDPS alleged certain early production cards included defective features. On December 28, 2001, MDPS and Digimarc ID Systems, LLC reached a settlement agreement. The settlement of this dispute did not have a material impact on the combined financial statements of LGP.

        LGP entered into an agreement with the State of Maine, Department of the Secretary of State, Bureau of Motor Vehicles to develop and implement a digital license system to enable the State of Maine to convert its current Polaroid photographic license process to a digital based system. LGP has been delayed in implementing the digital system and the State of Maine has threatened to invoke liquidated damages against LGP. Digimarc ID Systems, LLC continues to negotiate with the State of Maine regarding this issue. Selling, general and administrative expenses in the combined financial statements include the expense for an accrual representing management's best estimate of the probable loss in connection with the contract compliance issues.

        LGP is subject to other legal proceedings and claims arising in the ordinary course of business. LGP's management, after review and consultation with counsel, considers that any liability from such matters would not have a material affect on the combined financial statements.

(11) Recent Accounting Pronouncements

        In July 2001, the Financial Accounting Standards Board issued FASB Statement No. 141, Business Combinations (Statement 141) and FASB Statement No. 142, Goodwill and Other Intangible Assets (Statement 142). Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement 141 also specifies the criteria that intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. Statement 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment, at least annually, in accordance with the provisions of Statement 142. Statement 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and be reviewed for impairment in accordance with FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of (Statement 121) or FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (Statement 144), as appropriate. Management has not fully assessed the impact of Statements 141 and 142 on the combined financial statements.

        In August 2001, the Financial Accounting Standards Board issued Statement 144, which supersedes both Statement 121 and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions (Opinion 30), for the disposal of a segment of a business (as previously defined in that Opinion). Statement 144 retains the fundamental provisions in Statement 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with Statement 121. For example, Statement 144 provides guidance on how a long-lived asset that is used as part of a group should be evaluated for impairment, establishes criteria for when a long-lived asset is held for sale, and prescribes the accounting for a long-lived asset that will be disposed of other than by sale. Statement 144 retains the basic provisions of Opinion 30 on how to present discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business). Unlike Statement 121, an impairment assessment under Statement 144 will never result in a write-down of goodwill. Rather, goodwill is evaluated for impairment under Statement 142.

        LGP is required to adopt Statement 144 no later than the year beginning after December 15, 2001. Management does not expect the adoption of Statement 144 for long-lived assets held for use to have a material impact on LGP's combined financial statements because the impairment assessment under Statement 144 is largely unchanged from Statement 121. The provisions of Statement 144 for assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated disposal activities. Therefore, management cannot determine the potential effects that adoption of Statement 144 will have on LGP's combined financial statements.

PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(IN THOUSANDS)
(UNAUDITED)

        The following unaudited pro forma combined condensed financial statements give effect to the purchase of substantially all the assets and the assumption of certain liabilities by Digimarc Corporation, through its wholly-owned subsidiary, Digimarc ID Systems, LLC and certain of its wholly-owned subsidiaries (Digimarc) from the Large Government Program Identification Business (a division of Polaroid Corporation) (LGP), which is accounted for as a purchase (the Acquisition). The Pro Forma Combined Condensed Statements of Operations for the nine months ended September 30, 2001 and the year ended December 31, 2000 present unaudited pro forma operating results of Digimarc as if the Acquisition had occurred as of January 1, 2000. The Pro Forma Combined Condensed Balance Sheet as of September 30, 2001 presents the unaudited pro forma financial condition of Digimarc as if the Acquisition had occurred as of the balance sheet date.

        Under the purchase method of accounting under the Financial Accounting Standard Statement No. 141, Business Combinations, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair market values at the acquisition date. Digimarc has undertaken a study to determine the allocation of the total purchase price to the various assets acquired, including the liabilities assumed and to determine the amortization period of intangible assets. The excess of fair value of the net assets acquired over the purchase price has been allocated as a pro rata reduction of the amounts that otherwise would have been assigned to long lived assets. The intangible assets, associated with the customer relationships, will be amortized over 12 years for domestic and international customers.

        The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon available information and assumptions that Digimarc believes are reasonable under the circumstances.

        These pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of (i) Digimarc Corporation included in its Form 10-K for the year ended December 31, 2000, and (ii) the LGP financial statements included elsewhere herein.

PRO FORMA COMBINED CONDENSED BALANCE SHEET
SEPTEMBER 30, 2001
(IN THOUSANDS)
(UNAUDITED)

	Digimarc Corporation	LGP	Pro Forma Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$92,854	$—	$(58,150	)(b)	$34,704
Short-term investments	32,793	—	—		32,793
Trade accounts receivable	2,421	14,333	—		16,754
Inventories, net	—	7,499	—		7,499
Prepaid expenses and other	1,487	141	143	(b)	1,771

Total current assets	129,555	21,973	(58,007)		93,521
Property, plant and equipment, net	2,672	56,442	(56,442 12,025	)(b) (b)	14,697
Intangibles			28,077	(b)	28,077
Goodwill	—	4,874	(4,874	)(a)	—
Other assets	19	90	—		109

Total assets	$132,246	$83,379	$(79,221)		$136,404

LIABILITIES AND STOCKHOLDERS' OR DIVISIONAL EQUITY
Current Liabilities:
Accounts payable	$1,580	$4,699	$(4,699	)(a)	$4,796
			3,216	(b)
Current installments of obligations under capital lease	—	683	—		683
Accrued and other liabilities	879	2,185	(2,185	)(a)	1,077
			198	(b)
Other short-term liabilities	104	—	—		104
Deferred revenue	459	79	(79	)(g)	459

Total current liabilities	3,022	7,646	(3,549)		7,119
Other long term liabilities	19	61			80

Total liabilities	3,041	7,707	(3,549)		7,199

Stockholders' or divisional equity:
Divisional equity	—	75,672	(75,672	)(a)	—
Stockholders' equity	129,205				129,205

Total stockholders' equity	129,205	75,672	(75,672)		129,205

Total liabilities and stockholders' equity	$132,246	$83,379	$(79,221)		$136,404

See accompanying notes to pro forma combined condensed financial statements.

PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2001
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Digimarc Corporation	LGP	Pro Forma Adjustments		Pro Forma
Revenue:
Product and subscription	$1,987	$16,572	$—		$18,559
Service	9,022	37,574			46,596

Total revenue	11,009	54,146	—		65,155
Cost of revenue:
Product and subscription	94	8,469			8,563
Service	5,170	34,986	(12,048	)(c)	30,380
			2,272	(d)
Impairment charges		5,250	(5,250	)(f)	—

Total cost of revenue	5,264	48,705	(15,026)		38,943

Gross profit	5,745	5,441	15,026		26,212
Operating expenses:
Sales and marketing	8,235	4,737			12,972
Research, development and engineering	4,924	2,581			7,505
General and administrative	9,583	11,112	(1,021	)(c)	19,797
			2,327	(d)
			(2,204	)(h)

Total operating expenses	22,742	18,430	(898)		40,274

Operating loss	(16,997)	(12,989)	15,924		(14,062)
Other income (expense)	4,785				4,785

Loss before provision for income taxes	(12,212)	(12,989)	15,924		(9,277)
Provision for income taxes	—	608	(608	)(e)	—

Net loss	$(12,212)	$(13,597)	$16,532		$(9,277)

Net loss per share:
Basic	$(0.73)				$(0.56)

Diluted	$(0.73)				$(0.56)

Shares used in per share calculations:
Basic	16,629				16,629

Diluted	16,629				16,629

See accompanying notes to pro forma combined condensed financial statements.

PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2000
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Digimarc Corporation	LGP	Pro Forma Adjustments		Pro Forma
Revenue:
Product and subscription	$1,322	$23,715	$—		$25,037
Service	10,528	46,840			57,368

Total revenue	11,850	70,555	—		82,405
Cost of revenue:
Product and subscription	94	10,830			10,924
Service	6,543	40,787	(10,401	)(c)	39,958
			3,029	(d)
Impairment charges		1,000	(1,000	)(f)	—

Total cost of revenue	6,637	52,617	(8,372)		50,882

Gross profit	5,213	17,938	8,372		31,523
Operating expenses:
Sales and marketing	10,878	6,354			17,232
Research, development and engineering	4,280	3,058			7,338
General and administrative	11,766	10,168	(1,080	)(c)	23,956
			3,102	(d)

Total operating expenses	26,924	19,580	2,022		48,526

Operating loss	(21,711)	(1,642)	6,350		(17,003)
Other income (expense)	5,866				5,866

Loss before provision for income taxes	(15,845)	(1,642)	6,350		(11,137)
Provision for income taxes	—	(608)	608	(e)	—

Net loss	$(15,845)	$(1,034)	$5,742		$(11,137)

Net loss per share:
Basic	$(1.17)				$(0.82)

Diluted	$(1.17)				$(0.82)

Shares used in per share calculations:
Basic	13,567				13,567

Diluted	13,567				13,567

See accompanying notes to pro forma combined condensed financial statements.

NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(IN THOUSANDS)
(UNAUDITED)

        The total estimated purchase price of the transaction has been allocated to assets and liabilities based on management's estimate of their fair values. The excess of fair value of the net assets acquired over the purchase price has been allocated as a pro rata reduction of the amounts that otherwise would have been assigned to long lived assets.

        Polaroid Corporation provided services to LGP in the ordinary course of business for identifiable costs that were not ordinarily cross-charged to LGP. Estimates of the cost of these services have been made and are included in the historical LGP financial statements. These costs included charges for logistics, information and technology, corporate finance, tax and audit, corporate administration and other miscellaneous charges. Polaroid management believes that the allocation methods used are reasonable in estimating the actual expenses. The cost structure of Polaroid Corporation is substantially different from that of LGP if LGP operated on a stand-alone basis. Therefore, allocations from Polaroid Corporation included in the historical financial statements are not necessarily indicative of the operating cost that would have occurred if the Acquisition had been consummated at the beginning of the periods presented.

  (a)
  To reflect the elimination of the historical divisional equity accounts of LGP and assets or liabilities not assumed in the acquisition.

  (b)
  The total purchase price paid by Digimarc is comprised of the following:

Cash paid at auction	$56,500
Cash paid for interim business funding as part of auction	1,650
Cure costs and accrued transaction costs	3,216

Net purchase price	$61,366

    The purchase price is allocated to the assets and liabilities of LGP based on the fair values as follows:

Assets acquired:
Trade accounts receivable	$14,333
Inventories	7,499
Prepaid expenses and other	284
Property, plant and equipment	12,025
Intangibles	28,077
Other assets	90

Less: Capital lease assumed	(744)
Other liabilities assumed	(198)

Net assets acquired	$61,366

    Prepaid expenses and other consists of items assumed through the purchase of $141 and an additional $143 related to prepaid expenses that were negotiated through the purchase.

    Intangibles represents the fair value of the customer relationships acquired determined using a discounted future cash flow methodology.

    Liabilities assumed included current installments of obligations under capital lease of $683, accrued and other liabilities of $198 and long-term capital lease obligations of $61.

  (c)
  To reflect the elimination of historical LGP depreciation and amortization.

  (d)
  To reflect the new basis depreciation and amortization expense. The program related fixed assets are being depreciated over the average contract term of three years to cost of goods sold, which results in depreciation expense of $2,272 and $3,029 for the nine months ended September 30, 2001 and the twelve months ended December 31, 2000, respectively. The non-program related fixed assets are also being depreciated over a useful life of three years to general and administrative, which results in depreciation expense of $572 and $762 for the nine months ended September 30, 2001 and the twelve months ended December 31, 2000, respectively. The intangible assets are being amortized over a useful life of twelve years to general and administrative, which results in amortization expense of $1,755 and $2,340 for the nine months ended September 30, 2001 and the twelve months ended December 31, 2000, respectively.

  (e)
  To eliminate the income tax benefit and expense recorded by LGP based on historical results of the combined entity.

  (f)
  To eliminate the impairment charges recorded by LGP during the period related to the program assets. The program assets are valued at fair market value less a pro rata reduction for negative goodwill. Therefore, there would be no impairment charge in the combined financial statements as the program assets would be recorded in purchase accounting at their fair market value upon the Acquisition.

  (g)
  To eliminate deferred revenue recorded by Polaroid Corporation prior to the Acquisition.

  (h)
  To eliminate the retention bonus paid during 2001 by Polaroid Corporation to key employees, which is not associated with the ongoing combined operations.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2002

DIGIMARC CORPORATION
By:	/s/ E.K. RANJIT E.K. Ranjit Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of KPMG LLP.

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Independent Auditors' Report
LARGE GOVERNMENT PROGRAM IDENTIFICATION BUSINESS (a division of Polaroid Corporation) Combined Balance Sheets (See Note 1 to the Combined Financial Statements) (In Thousands)
LARGE GOVERNMENT PROGRAM IDENTIFICATION BUSINESS (a division of Polaroid Corporation) Combined Statements of Operations (See Note 1 to the Combined Financial Statements) (In Thousands)
LARGE GOVERNMENT PROGRAM IDENTIFICATION BUSINESS (a division of Polaroid Corporation) Combined Statement of Divisional Equity (See Note 1 to the Combined Financial Statements) Nine months ended September 30, 2001 and years ended December 31, 2000 and 1999 (In Thousands)
LARGE GOVERNMENT PROGRAM IDENTIFICATION BUSINESS (a division of Polaroid Corporation) Combined Statements of Cash Flows (See Note 1 to the Combined Financial Statements) (In Thousands)
LARGE GOVERNMENT PROGRAM IDENTIFICATION BUSINESS (a division of Polaroid Corporation) Notes to Combined Financial Statements September 30, 2001 and December 31, 2000 and 1999
PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (IN THOUSANDS) (UNAUDITED)
PRO FORMA COMBINED CONDENSED BALANCE SHEET SEPTEMBER 30, 2001 (IN THOUSANDS) (UNAUDITED)
PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS NINE MONTHS ENDED SEPTEMBER 30, 2001 (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)
PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS YEAR ENDED DECEMBER 31, 2000 (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)
NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (IN THOUSANDS) (UNAUDITED)
SIGNATURES
EXHIBIT INDEX